Exhibit 10.23

April ____, 2006

Ceragenix Pharmaceuticals, Inc.

1444 Wazee Street

Denver, Colorado

Dear Sirs:

                The undersigned understands that Ceragenix Pharmaceuticals, Inc. (the “Company”) has filed a Registration Statement and Prospectus thereunder (the “Prospectus”) with the Securities and Exchange Commission registering under the Securities Act of 1933, as amended (the “Securities Act”) the resale by certain securityholders (the “Selling Securityholders”) of shares of the Company’s common stock (the “Common Stock”).  The undersigned is one of the Selling Securityholders identified in the Prospectus.

                In consideration of filing the Registration Statement and the inclusion therein of shares of Common Stock beneficially owned, as defined in Rule 13d-3 of the Securities Act, by the undersigned, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned agrees that the undersigned will not, (i) for a period beginning on the date hereof and ending three months from the date hereof (the “Initial Lock-Up Period”), offer to sell, sell, contract to sell or otherwise dispose of, during any 30 day period within the Initial Lock-Up  Period,  more than five percent of the total shares of Common Stock being registered under the Prospectus owned by the Selling Securityholder and (ii)  for a period beginning on the expiration of the Initial  Lock-Up Period and ending 12 months from the date hereof (the “Second Lock-Up Period”), offer to sell, sell, contract to sell or otherwise dispose of, during any 30 day period within the Second Lock-Up  Period,  more than ten percent of the total shares of Common Stock being registered under the Prospectus owned by the Selling Securityholder.

                Notwithstanding anything to the contrary herein, the following transactions shall not be restricted hereby:

                (a)           if the undersigned is one or more natural persons, any transfer to the undersigned’s ancestors or descendants or spouse or to a trust for the benefit of the undersigned and/or any such person;

                (b)           if the undersigned is one or more natural persons, any bona fide gift;

                (c)           if the undersigned is a corporation or partnership, any transfer by the undersigned (i) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s assets not undertaken for the purpose of avoiding the restrictions imposed hereby; (ii) to another corporation or partnership if the transferee and the undersigned are direct or indirect parent and subsidiary or subsidiary and parent or if the transferee and the undersigned share a direct or indirect parent; or (iii) as a part of a distribution without consideration from the undersigned to its equity holders on a pro rata basis;

provided, however, that, as a condition of any such transfer, each transferee shall agree to be bound by the terms hereof and shall execute and the transferor shall cause to be delivered to you an agreement substantially in the form of this Agreement.

                The undersigned agrees and consents to the entry of stop transfer instructions with the company’s transfer agent against the transfer of shares of Common Stock held by the undersigned except in compliance with this Agreement.

Sincerely,

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